Exhibit 10.2

THIRD AMENDMENT TO THE

EMPLOYMENT AGREEMENT

This THIRD AMENDMENT TO THE EMPLOYMENT AGREEMENT (this “Amendment”) is entered into on February 27, 2015 (the “Amendment Effective Date”), by and between DDR Corp., an Ohio corporation (“DDR” or the “Company”), and Christa A. Vesy (“Executive”).

Executive has been and is now employed by and serving DDR as its Executive Vice President & Chief Accounting Officer.  Executive and DDR are currently parties to an Employment Agreement, dated February 29, 2012 and amended by the First Amendment thereto, dated February 27, 2013 and further amended by the Second Amendment Thereto, dated February 28, 2014 (the “Current Agreement”), that reflects the terms pursuant to which Executive has been serving DDR.  The Board of Directors of DDR (the “Board”), on behalf of the Company, and Executive desire to enter into this Amendment to amend the Current Agreement to reflect the terms pursuant to which Executive will continue to be employed by and serve DDR (the Current Agreement as so amended, the “Amended Agreement”).  Certain capitalized terms used in this Amendment without definition have the meanings ascribed to them in the Current Agreement.

DDR and Executive agree, effective as of the Amendment Effective Date, as follows:

1.  Amendment and Restatement of Section 1 of the Current Agreement.  Section 1 of the Current Agreement is hereby amended and restated in its entirety as follows:

“1.  Employment, Term.  DDR engages and employs Executive to render services in the administration and operation of its affairs as its Executive Vice President & Chief Accounting Officer, reporting directly to DDR’s Chief Executive Officer (the “CEO”) or such other person designated by the CEO, in accordance with the terms and conditions of this Agreement, for a term extending from the Effective Date through December 31, 2015.  The period of time from the Effective Date until December 31, 2015 is sometimes referred to herein as the “Contract Period.”

2.  Counterparts.  This Amendment may be executed in separate counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

3.  Entire Agreement.  The Amended Agreement, consisting of the Current Agreement as amended as of the Amendment Effective Date by the Amendment, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

4.  Continuing Effectiveness.  Except as otherwise provided herein, the Current Agreement shall continue in full force and effect in accordance with its terms.

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IN WITNESS WHEREOF, DDR and Executive have executed this Amendment as of the date first written above.

DDR CORP.

By:	/s/ David J. Oakes
David J. Oakes
President and Chief Executive Officer

By:	/s/ Christa A. Vesy
Christa A. Vesy

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